UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2020

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 23, 2020 the Compensation Committee of Qumu Corporation (the “Company”) adopted an annual company bonus plan for 2020 (the “2020 Company Bonus Plan”) and set the cash incentive pay opportunities under the 2020 Company Bonus Plan for the Company’s eligible employees, which include its executive officers, TJ Kennedy, President and Chief Executive Officer, and David G. Ristow, Chief Financial Officer.

Under the 2020 Company Bonus Plan, the Compensation Committee determined target amounts of three performance goals for 2020: revenue, adjusted EBITDA and customer retention, which will be weighted 40%, 40% and 20%, respectively. Revenue will be determined in conformity with U.S. generally accepted accounting principles. Adjusted EBITDA is defined as the Company’s net income (loss) excluding items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, the 2020 Company Bonus Plan amounts, other non-operating income and expenses, and transaction-related expenses. Customer retention is measured as a gross renewal rate percentage. The Compensation Committee retains the discretion to include or exclude items from each of the performance goals and to determine the achievement of the performance goals for the purposes of calculating incentive pay under the 2020 Company Bonus Plan.

Under the 2020 Company Bonus Plan, the target level of achievement is also the minimum level of achievement such that achievement of a performance goal at less than target level will result in no incentive pay with respect to that performance goal. Achievement of a performance goal at greater than target level will result in proportionately increasing incentive pay relating to that performance goal. However, under the 2020 Company Bonus Plan, the maximum incentive pay that may be earned by an executive officer will not exceed 150% his incentive pay at the target level, even if actual performance exceeds the maximum level for any or all of the performance goals.

On July 23, 2020, the Compensation Committee also approved the cash incentive pay that the executive officers may earn at the target level of achievement as a percentage of their respective salaries as follows: Messrs. Kennedy and Ristow, 100% and 50%, respectively. As agreed in Mr. Kennedy’s offer letter, Mr. Kennedy’s cash incentive pay will be pro-rated for the 2020 calendar year.

All incentive pay earned under the 2020 Company Bonus Plan will be determined in the first quarter of 2021 based upon the Company’s audited financial results for 2020. A participant in the 2020 Company Bonus Plan, including an executive officer, must be employed by the Company as of December 31, 2020 and as of the payment date in order to receive any incentive pay under the 2020 Company Bonus Plan unless otherwise provided in the Company’s letter agreement with the executive officer relating to severance and change in control benefits. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law and the Company’s Second Amended and Restated 2007 Stock Incentive Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: July 24, 2020